UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/A
(Amendment No. 5 )

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2011

GIGGLES N HUGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138944	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Santa Monica Blvd., #155
Los Angeles, California 90067
(Address of Principal Executive Offices, including zip code)

(310) 553-4847
(Registrant’s telephone number, including area code)

1000 N. Green Valley Pkwy, Suite 440-484, Henderson, NV 89074
(Former name or former address, if changed since last report.)

Copies of Communications to:
Stoecklein Law Group
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, any perceived benefits as the result of the Acquisition Agreement and Plan of Merger referenced herein, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, subscriptions, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

The acquisition of 100% of the issued and outstanding shares of common stock of GNH, Inc. was completed on December 30, 2011. As a result of the completion of the acquisition, the Registrant now owns and operates a kid friendly restaurant named Giggles N Hugs.

References throughout this Current Report on Form 8-K/A to “we,” “our,” “us,” “the Company,” “the Registrant,” “Giggles,” “GIGL,” and similar terms refer to Giggles N Hugs, Inc., unless otherwise expressly stated or the context otherwise requires. This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2011, the Registrant completed the reverse triangular merger, pursuant to the Acquisition Agreement and Plan of Merger (“Merger”), by and among Giggles N Hugs Sub Co. (“Sub Co”), a Nevada corporation and wholly owned subsidiary of the Registrant, and GNH, Inc. (“GNH”), a Nevada corporation, whereby GNH became a wholly owned subsidiary of the Registrant.

Pursuant to the terms of the Merger, the Registrant accepted the resignation of its prior officer and director, Tracie Hadama and appointed Mr. Joey Parsi as President, Chief Executive Officer, Treasurer, and Secretary of the Registrant effective December 30, 2011.

Additionally, pursuant to the conditions to closing of the Merger, the Registrant issued 18,289,716 shares of common stock in exchange for 100% of GNH’s outstanding common stock and obtained cancellation of a total of 47,607,500 shares of common stock. Total issued and outstanding common stock, post-closing, and upon cancellation of the shares herein referenced, and the issuance of 18,289,716, will be 22,862,395.

As a result of the closing of the Merger, the Registrant’s main focus has been redirected to the operations of GNH. The Registrant now owns all of the assets, liabilities and operations of a kid friendly restaurant named Giggles N Hugs in Westfield mall in Century City, California. Additionally, the Registrant obtained ownership to all intellectual property rights for Giggles N Hugs facilities in the future.

FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the current operations acquired through the closing of the Acquisition Agreement and Plan of Merger, as discussed above.

DESCRIPTION OF BUSINESS

As a result of the closing of the Merger, the Company now owns all of the assets, liabilities and operations of a kid friendly restaurant named Giggles N Hugs in Westfield mall in Century City and obtained the ownership to all intellectual property rights for Giggles N Hugs facilities in the future.  The information set forth herein is only a summary of our business plans.

Business Development

Giggles N Hugs, Inc. (“Giggles”) was formed as a Nevada corporation on September 17, 2004. On August 2010, Giggles changed its name from Teacher’s Pet, Inc. to Giggles N Hugs, Inc. Effective December 30, 2011, Giggles completed the acquisition of GNH, Inc (“GNH”) through the acquisition of 100% of the issued and outstanding common stock of GNH.

As a result of the closing of the Merger, Giggles now owns and operates a kid friendly restaurant named Giggles N Hugs in Westfield mall in Century City, California and obtained the ownership to all intellectual property rights for Giggles N Hugs facilities in the future.

Business Overview

Giggles N Hugs is family-friendly restaurant with a play area dedicated to children 10 years and younger. The founders, Joey Parsi and his wife Dorsa, conceived the idea when they tried dining out with their own children, but spent the entire evening attending to quieting their kids and avoiding disapproving stares. After the frustration, they discovered that there was a significant need for high-quality restaurants where play time, healthy food, and happy parents can converge. This idea led to the creation of Giggles N Hugs.

Our play areas are supervised by staff members who promote positive interaction, fun and activities in such a way that their presence often overshadows the presence of the toys and daily entertainment we have to offer. There are kid size castles, giant climbers, a pirate ship and a walk on dragon not to mention tricycles, swings, bouncie’s and an abundant amount of toys. The Giggles N Hugs team is a group of individuals that have been hired and trained to reflect our core beliefs of creating an environment for families to bond and interact with one another.  We encourage our staff members to be more than just an employee, instead become friends with or guests. The family-friendly feel of the restaurant and play space reflects its image and individuality in its market place.

The original Giggles N Hugs opened its doors in February 2008 and was located in the Brentwood district of Los Angeles. The design and 1,500 square-foot play area generated above projected revenue, significant customer interest and publicity as soon as we opened our doors for business. The restaurant was featured in national news, entertainment shows and magazines. However, due the limited size of the location, our ability to offer one of our most popular features –“drop-off” services – was hindered (“drop-off” services is when parents can drop off their children and go shopping while their children play in a supervised atmosphere). In addition, other factors such as lack of available parking, the location’s strip mall characteristics, and isolated location became problematic. As a result, we decided it was in our best interest to close the restaurant, and secure a larger venue located at the Century City Mall.

 The financial results of the Brentwood location are not included in our financial statements.

Giggles N Hugs was rated amongst the best family and kid-friendly restaurants by City Search (a division of Interactive Corp., which allows restaurant goers to blog their feedback on the internet, by rating  restaurants using a rating system based on one to five stars) and Nickelodeon (a division of Viacom). We have been featured in numerous TV news shows and publications including, TV Guide Channel, Fox Channel 11, Extra TV, and Access Hollywood, Entertainment Tonight, Businessweek Magazine, People Magazine, The Los Angeles Times, Los Angeles Family, West-Side Today and the US Magazine, OK Magazine, Life and Style Magazine and the LA Business Journal. Many high-profile actors and entertainers have brought their kids to our restaurant.

With the proof of concept that was realized with our Brentwood location, the Company decided to expand to the Westfield Shopping Mall in Century City in December of 2010; subsequently, closing the Brentwood location. The Century City location highlights a play space that is bigger in size than the original location and is implementing additional sources of revenue through beer and wine sales, drop off service, private party rentals, and in-store merchandise. Giggles N Hugs plans on expanding throughout the country in the future if they are able to secure sufficient financing.

Our Restaurant Concept:

Our operating restaurant is located in Century City, a neighborhood in Los Angeles near UCLA, Beverly Hills, and Bel-Air. Our restaurant has 6,500 square feet of space, of which 2,000 square feet are allocated for the play area, 3,000 for the eating area and 1,500 for the kitchen.  Our restaurant includes the following attributes:

Eating Area:

Giggles N Hugs has arranged its eating area so that every table includes a view of the play area. Parents have the convenience of watching their children from a distance without having to leave their seats. Parents can sit down and enjoy their meal while their kids are playing and having fun, as kids do. Modern white chairs and colorful utensils are used to appeal to the kids. All utensils are unbreakable and kid friendly.

Menu:

We pride ourselves in our entrée selections that are nutritious. For children, we offer macaroni and cheese, turkey dogs and turkey burgers. We mix in nutritious vegetables into typical children favorites such as pureed butternut squash into the macaroni and cheese, pureed spinach mixed into our pizza and spaghetti sauce, and whole wheat bread buns for our sandwiches. For even more nutritious items we offer salads such as “Goat Cheese and Beet Salad”, “Chinese Chicken Salad” and “Honey Peanut and Apple Salad.” Some of our entrees include grilled salmon, “Chicken Milanese”, and fresh paninis that are not found in a typical children’s themed establishment. For guests who have specific dietary restrictions, the restaurant offers a variety of alternative menu items including non-dairy milk, gluten free pasta, and whole grain breads.

Play area:

In the center of our restaurant is our padded 2,500-square-foot children’s play area.  The play space includes a life-size pirate ship for boys and girls to climb into and slide off of, a fairytale play castle for the princes and princesses, and a green dragon for the smaller kids to climb. Along with the signature pieces, the play area also highlights kids’ favorite toys, play kitchens, and cars for the children to enjoy. Safety and security is the number one priority when it comes to our guests. Our staff understands the importance of each child’s safety and their genuine joy while at Giggles N Hugs. They make balloon animals, paint faces, and give temporary tattoos to the kids; as well singing songs, reading books, and playing games.

Activities and Entertainment:

Entertainment is a fundamental part of our restaurant. Story-telling, singing, and game sessions conducted by the staff members are just some of our options. For a more calm and relaxing experience we offer movie nights and for guests looking for more of an upbeat time, we have “Disco Night” and “Kids Karaoke”. Giggles N Hugs also offers magic shows, puppet shows, arts and crafts, Play-Doh, and contests such as talent shows and “Simon Says,” as well as other impromptu games that allows our staff and parents to bond with their children.

Birthday parties and other special events:

Giggles N Hugs has the capacity to host up to 500 guests for birthday parties and special events for 2 hours or more. Packages include food, cake, facility use, party favors, and activities. Giggles N Hugs make birthday parties worry-free for parents – such as sending out invitations, arranging entertainment, providing catering, and staffing.

Expansion

We intend to expand and open new stores either through the company-owned approach, using the franchise model or both, in the future.

Company-owned stores.  We estimate that we would have to expend $700,000 - $900,000 (net of any landlord tenant improvement allowances) to construct, staff and open each new restaurant, excluding rent. Our build-out cost of new restaurants will vary depending on a number of factors, including the size of the location, whether we are converting an existing restaurant space, as we did with our Brentwood location, or moving into a "build to suit" location constructed from a building shell, typically with a monetary contribution (also typically referred to as a tenant improvement allowance) from the landlord. While the latter development model generally involves greater costs (depending on the level of landlord contribution) and time to open (because the permitting process is typically significantly longer), we believe that positioning our restaurants in popular locations (which typically operate on the "build to suit" model) will increase public awareness and recognition of the Giggles brand, which we believe is critical to our continued growth.

Franchises.  We have received substantial inquiries from persons interested in franchising our stores.  Therefore, in addition to, or in lieu of our company-owned restaurants, we believe we can grow our operations by franchising our stores to a well-qualified and financed franchising group for large scale development. We feel it is crucial to have a reputable partner who can help provide the necessary capital to expand our business, but also maintain the quality, atmosphere, and reputation of our brand.

In order to offer to sell franchises to operate a Giggles N Hugs restaurant, Federal Trade Commission rules require us to first prepare and provide prospective franchisees with a disclosure document called a Uniform Franchise Offering Circular, or UFOC, which includes, among other things, our various franchise agreements. In addition, before we can offer our franchises in certain states that have enacted state franchise or business opportunity laws, we must add certain state-specific disclosures to our UFOC, and register our offer with a state agency. We have not filed our UFOC in any state.  Many of these states evaluate franchisor financial condition as part of the registration process.

Marketing and Advertising

To date, our marketing and advertising has been extremely limited as we have needed to conserve working capital for operational purposes.  Our primary marketing has been through word-of-mouth from existing customers and some limited print-based advertising.

Once we have sufficient financing, we plan to have a multi-pronged campaign to market our products and services. To this end, Giggles N Hugs will directly engage local preschools, kindergartens, and elementary schools. We believe that community marketing such as hosting community fund raisers for schools in the areas and hosting local charity events would better root our presence in the minds of area locals. With additional marketing capital, Giggles N Hugs intends to advertise on national television channels aimed at children, as well as in additional print publications, radio, and satellite radio. Our first store has been frequented by numerous celebrities, which provides free publicity. We believe a large scale marketing campaign that increases exposure to Giggles N Hugs could result in a significant increase in our revenue.

We intend to design a promotional strategy intended to maximize our exposure to the target audience. We believe the following direct and indirect advertising methods could increase exposure and visibility of the “Giggles N’ Hugs” brand in our community:

•	Viral Marketing: Word-of-mouth advertising in conjunction with other secondary advertising methods functions to spread our name. Celebrity patronage is especially useful in this regard.

•
Internet Advertising: We would allot portions of our marketing budget for strategic Internet marketing, including search engine optimization. This tactic involves organically improving the quality and volume of traffic to a website through search engine searches. Search engine optimization can also target different kinds of searches, including image, local, and industry-specific vertical search engines.

•	Television advertising: We recognize that television advertising is an effective means of reaching a large target population. For this reason we plan to advertise on local cable channels.

•
Special events/sponsorships:  We may sponsor local events and organizations in an effort to contribute to surrounding neighborhoods and the overall community, which concurrently builds community awareness of our stores.

•
Print media-magazines:  Print advertisements will continue to be placed in select magazines and newspapers for weekly and/or monthly distribution. These advertisements include a brief description of the Company, comprehensive explanatory images and/or text detailing products, and also offer limited time discounts.

We have also received free publicity through celebrity-interest magazines, such as People Magazine, mentioning our restaurant in their articles. We have also attracted coverage from the local print media such as the Los Angeles Times and LA Business Journal about our concept of a kid-oriented restaurant.

Competition

Giggles N Hugs faces competition from other family-oriented establishments, especially businesses that operate under the national franchise model. This is primarily populated by the industry giant Chuck E. Cheese, which caters to older children and  serves primarily fast foods, such as pizza, sandwiches, salads, desserts, and beverages .

The major competitors in the Company’s immediate area are Child’s Play and Under the Sea Indoor Playground.  These businesses operate under the play area model used as birthday party venues or weekend playgrounds, as opposed to a food and entertainment destination like Giggles N Hugs. To our knowledge, these businesses are so popular among children that they are booked for months in advance in most cases for birthday parties and other celebrations. These businesses provide an excellent insight into the demand for our business model, but we distinguish ourselves from the competition by providing healthy food choices in a true restaurant environment.

We are aware that many of our competitors and potential competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our restaurant is located and where our future restaurants are planned to be located. Although we believe that our restaurant concept offers features and advantages not currently available elsewhere, and we have taken reasonable steps to adequately protect our proprietary concepts and other intellectual property, we cannot assure you that these companies will not seek to copy aspects of our restaurant concept, or develop similar or competing features, in the future.

Government Regulation

Our restaurant operations will be subject to licensing and regulation by state and local departments and health, sanitation, zoning and fire, and to periodic review by the state and municipal authorities for areas in which the restaurants are located. In addition, we will be subject to local land use, zoning, building, planning and traffic ordinances and regulations in the selection and acquisition of suitable sites for developing new restaurants. Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of restaurants.

Our restaurant operations will also be subject to regulation under the Fair Labor Standards Act, which governs such matters as working conditions and minimum wages. An increase in the minimum wage rate or the cost of workers' compensation insurance, or changes in tip-credit provisions, employee benefit costs (including costs associated with mandated health insurance coverage), or other costs associated with employees could adversely affect our company.

In addition, our restaurant operations will be subject to the Americans with Disabilities Act of 1990. The ADA may require us to make certain installations in our planned restaurants to meet federally and state mandated requirements.

Intellectual Property

We have filed and received a United States federal trademark registrations for “GIGGLES N HUGS, Inc.” “GIGGLES N HUGS” and other marks. We have registered the  www.gigglesnhugs.com  domain name. We consider our trademarks and other intellectual property rights to be important to our branding strategy and business success.

Personnel

As of the date of this filing, and as a result of our recent organizational establishment, we have 27 employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS ASSOCIATED WITH OUR BUSINESS AND MARKETPLACE

We have a limited operating history in the restaurant industry on which to evaluate our potential and determine if we will be able to execute our business plan, and initially will depend on a single restaurant to generate all of our restaurant revenues.

Upon closing of the Merger we now own and operate one Giggles N Hugs restaurant in the Westfield Mall in Century City California. Although we plan on identifying and opening new restaurant locations, we will initially rely on the Century City location for all of our revenue. Investments in our securities should be considered in light of the risks and difficulties we will encounter as we attempt to penetrate the restaurant industry.

In addition, we cannot guarantee that we will be able to achieve our expansion goals or that new restaurants will generate sufficient revenues or be operated profitably. Our ability to expand will depend on a number of factors many of which are beyond our control. These risks may include, but are not limited to:

•	Locating suitable restaurant sites in new and existing markets;
•	Obtaining acceptable financing for construction of new restaurants or negotiating acceptable lease terms;
•	Recruiting, training and retaining qualified corporate and restaurant personnel and management;
•	Cost effective and timely planning, design and build-out of restaurants;
•	Obtaining and maintaining required local, state and federal government approvals;
•	Creating guest awareness of our restaurants in new markets;
•	Competition in our markets; and
•	General economic conditions.

Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations.  We cannot assure that we will achieve or attain profitability in 2012 or at any other time.  If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition. Our current monthly burn rate is between $175,000 and $200,000.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with public company reporting requirements and costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as rules implemented by the Securities and Exchange Commission, or SEC, and FINRA. We expect these rules and regulations to increase our legal and financial compliance costs about $200,000 to $250,000 a year and to make activities more time-consuming and costly.

Our sole officer and director has the ability to determine his salary and perquisites which may cause us to have a lack of funds available for net income.

Because our sole officer and director has the discretion to determine his salary and perquisites we may have no net income. If our sole officer determines that his salary is at a level above our potential earnings the Company may not have funds available.

Our Chief Executive Officer and sole Director, Mr. Joey Parsi, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Mr. Parsi, our Chief Executive Officer and director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

If we are unable to expand our restaurant concept, our potential for growth and our results of operations could be harmed significantly.

A critical factor in our future viability will be our ability to expand our Giggles N Hugs restaurant concept. Our growth plans contemplate opening a number of additional restaurants in future months and years. If we do not open and operate new restaurants, our growth and results of operations could be harmed significantly. Our ability to open new restaurants in a timely manner and operate them profitably depends upon a number of factors, many of which are beyond our control, including the following:

•	Our ability to generate or raise the capital necessary to open new restaurants;
•
The availability and cost of suitable restaurant locations for development, our ability to compete effectively for those locations, and enter into purchase or long-term lease agreements for such locations on acceptable terms;

•	The timing of delivery of leased premises from our landlords so we can commence our build-out constructions activities;
•	Construction and development costs;
•	Obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of restaurant sites and the sale of prepared food products;
•	Labor shortages or disputes experienced by our landlords or outside contractors; and
•	Unforseen engineering or environmental problems with the leased premises.

Our expansion into new markets may present increased risks due to our unfamiliarity with the geographic area.

As a part of our expansion strategy, we expect we will be opening restaurants in markets in which we have no prior operating experience. These new markets may have different competitive conditions, consumer tastes and discretionary spending patterns. In addition, any new restaurants may take several months to reach budgeted operating levels due to problems associated with new restaurants, including lack of market awareness, inability to hire sufficient staff and other factors. Although we will attempt to mitigate these factors by paying careful attention to training and staffing needs, there can be no assurance that we will be able to operate new restaurants on a profitable basis.

We may be unable to compete effectively in both our current Century City location and at those sites where we may establish and operate additional restaurants. Our inability to compete could adversely affect your investment.

The restaurant industry is intensely competitive and fragmented. We believe that we compete primarily with casual and quick-casual establishments with play areas. We also compete with play areas without restaurants such as Under the Sea Indoor Playgrounds. Many of our direct and indirect competitors in the Century City location, where our restaurant is located, are well-established national, regional or local chains with a greater market presence than us. Further, many of these competitors have substantially greater financial, marketing and other resources than us, have been in business longer, have greater name recognition and are better established in the markets where our first restaurant is located and in those markets where our future restaurants are planned to be located.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders. Ultimately, this may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We expect the cash generated from operations and our current cash, cash equivalents and short-term investments to meet our working capital and capital expenditure requirements for only the next 12 months. However, after that time we will need to raise additional funds to fund our anticipated development needs and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, marketing and development activities.

We will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

RISKS RELATED TO THE RESTAURANT INDUSTRY

Fluctuations in the cost, availability and quality of our raw ingredients and natural resources such as energy affect our results of operations.

The cost, availability and quality of the ingredients that we use to prepare our food are subject to a range of factors, many of which are beyond our control. Fluctuations in economic and political conditions, weather and demand could adversely affect the cost of our ingredients. We have limited control over these changes in the price and quality of commodities, since we typically do not enter into long-term pricing agreements for our ingredients. We may not be able to pass through any future cost increase by increasing menu prices. These factors could adversely affect our business, reputation and financial results.

Litigation concerning our food quality, our employment practices, and other issues could result in significant expenses to us and could divert resources from our operations.

Like other restaurants, we expect we may receive complaints or litigation from, and potential liability to, our guests involving food-borne illness or injury or other operational issues, such as injuries suffered by persons using our play areas. We may also be subject to complaints or allegations from, and potential liability to, our former, existing, or prospective employees involving our restaurant employment practices and procedures. Regardless of whether any claims against us are valid or whether we are liable, our sales may be adversely affected by publicly resulting from such claims. Such claims may also be expensive to defend and may divert time and money away from our operations and adversely affect our financial condition and results of operations.

Labor shortages or increases in labor costs could restrict our ability to grow or adversely affect our results of operations.

We expect that our success will depend in part on our ability to attract, motivate, and retain a sufficient number of qualified restaurant employees, necessary to build and grow our operations. If we are unable to identify, and attract a sufficient number of qualified employees, we will be unable to open and operate the locations called for by our development plans. Competition for qualified restaurant employees could require us to pay higher wages and benefits, which could result in higher labor costs.

We may not be able to protect our trademarks and other proprietary rights.

We believe that our trademarks and other proprietary rights, including our restaurant and mascot designs, are important to our brand and our competitive position. Accordingly, we devote substantial resources to the development and protection of our trademarks and proprietary rights. However, the actions taken by us may be inadequate to prevent infringement or other unauthorized use of our trademarks and other proprietary rights by others, which may thereby dilute our trademarks in the marketplace and/or diminish the value of such proprietary rights. We may also be unable to prevent others from claiming infringement or other unauthorized use of our trademarks and other proprietary rights by us. In addition, others may assert rights in our trademarks and other proprietary rights. Our rights to our trademarks may in some cases be subject to the common law rights of any other person who began using the trademark (or a confusingly similar mark) prior to both the date of our registration and our first use of such trademarks in the relevant territory. We cannot assure you that third parties will not assert claims against our trademarks and other proprietary rights or that we will be able to successfully resolve each claim which could result in our inability to use certain trademarks or other proprietary rights in certain jurisdictions or in connection with certain goods or services. Future actions by third parties may diminish the strength of our trademarks or other proprietary rights, injure the goodwill associated with our business and decrease our competitive strength and performance. We could also incur substantial costs to defend or pursue legal actions relating to the use of our trademarks and other proprietary rights, which could have a material adverse affect on our business, results of operations or financial condition.

RISKS RELATED TO OUR COMMON STOCK

Because our common stock has fallen under $5.00 per share, it is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock has fallen under $5.00 per share, it is considered a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, and is more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Since the trading price of the common stock has fallen below $5.00 per share, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to accept the common stock for deposit into an account or, if accepted for deposit, to sell the common stock and these restrictions may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

If we fail to remain current on our reporting requirements with the SEC, we could be removed from the OTC Markets QB (OTCQB), which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB, generally must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. More specifically, FINRA has enacted Rule 6530, which determines eligibility of issuers quoted on the OTCQB by requiring an issuer to be current in its filings with the Commission. Pursuant to Rule 6530(e), if we file our reports late with the Commission three times in a two-year period or our securities are removed from the OTCQB for failure to timely file twice in a two-year period, then we will be ineligible for quotation on the OTCQB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. As of the date of this filing, we have no late filings reported by FINRA.

Trading in our common stock has been sporadic, and our stock price could potentially be subject to substantial fluctuations.

Our common stock is quoted on the OTCQB, but generally is not actively traded. Our stock price could be affected substantially by a relatively modest volume of transactions and sporadic trading may make it difficult for investors to sell their stock.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We have one individual required to perform various roles and duties. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Concentrated Ownership.  An excess of a majority of our outstanding voting securities are held by Mr. Joey Parsi, our Chief Executive Officer and Director, and he can elect all directors who in turn elect all officers, without the votes of any other stockholders.

Our Chief Executive Officer and Director, Joey Parsi, beneficially owns approximately 69%, or 17,623,825 shares of common stock of our outstanding voting securities and, accordingly, has effective control of us and may have effective control of us for the near and long term future.  Votes of other stockholders can have little effect when we are managed by our Board of Directors and operated through our officers, all of whom can be elected by these persons.

We do not expect to pay dividends in the near future.

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time.  Our earnings, if any, are expected to be retained for use in expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis is intended to provide additional understanding about the Company and its planned operations of owning and operating kid friendly restaurants named Giggles N Hugs.

OVERVIEW AND OUTLOOK

Our Operations

Giggles is a family-friendly restaurant with play areas for children 10 years and younger. The restaurant also features daily live entertainment and shows. The restaurant design is intended to create a fun, casual, family atmosphere where children can interact with parents and each other and where everyone enjoys freshly prepared, organic, nutritious and reasonably priced meals.

Currently, Giggles owns and operates one restaurant in the Westfield mall in Century City, California and plans to open a number of its themed restaurants in high end malls throughout the country.

RESULTS OF OPERATIONS

As a result of our recent acquisition of 100% of GNH and change in business and operations, a discussion of the past financial results of Giggles is not pertinent and the financial results of GNH and its Giggles N Hugs Century City Location, the accounting acquirer, is considered the financial results of the Company on a going-forward basis.

REVENUE

	Fiscal Year Ended December 31,		Increase (Decrease)
	2011	2010	$	%
Revenue:
Food and beverage sales	$679,181	$41,626	$637,555	1,532%
Private party rentals	310,005	49,080	260,925	532%
Other sales	239,503	12,437	227,066	1,826%
Allowances, returns and discounts	(112,539)	(5,725)	106,814	1,866%
Net sales	$1,116,150	$97,418	$1,018,732	1,046%

Our Century City restaurant held its grand opening in December of 2010. Prior to that, the location was under construction and not opened for business. As a result, a period-to-period comparison of sales data is not a reliable indicator of our growth prospects. Additionally, throughout 2011, we introduced new revenue streams, including offering alcoholic beverages, monthly membership cards, child drop-off services and Giggles N Hugs-branded merchandise. Our management believes we have a diverse product mix and plan to continue to innovate and roll out new revenue opportunities.

Our food and beverage sales for the fiscal year ended December 31, 2011 were $679,181 compared to $41,626 in the fiscal year ended December 31, 2010. This resulted in an increase in food and beverage sales of $637,555, or 1,532%, from the same period a year ago. We offer a healthy alternative to typical child friendly restaurants, offering menu options that incorporate nutritious ingredients some children would normally shy away from. We are continuously evaluating and modifying our menu to accommodate guest requests. During July 2011, we obtained our liquor license and began to offer alcoholic beverages, sales of which we believe will begin to contribute more substantially to revenues in future periods.

Our private party rentals for the fiscal year ended December 31, 2011 were $310,005 compared to $49,080 in the fiscal year ended December 31, 2010. This resulted in an increase in private party rentals of $260,925, or 532%, from the same period a year ago. Party rentals range from as few as 15 guests up to 200 and contribute significantly to our revenues. Private party rentals accounted for over 27% of net sales during the year ended December 31, 2011 and over 50% in the year ended December 31, 2010. We believe that party revenue will continue to be a significant contributor to net sales and we plan to work diligently to advertise the availability of and attract future parties.

Sales from other sources include the fee we charge for guests to access our over 2,000 square-foot children’s play area, sales of our one-, three- or six-month membership cards entitling entrance to the play area at a discounted price and sales from Giggles N Hugs-branded merchandise. Other sales for the fiscal year ended December 31, 2011 were $239,503 compared to $12,437 in the fiscal year ended December 31, 2010. This resulted in an increase in sales of $227,066, or 1,826%, from the same period a year ago.

Allowances, returns and discounts for the fiscal year ended December 31, 2011 were $112,539 compared to $5,725 in the fiscal year ended December 31, 2010. This resulted in an increase in allowances, returns and discounts of $106,814, or 1,046%, from the same period a year ago. The increase in 2011 was mainly due to an increase in coupon redemptions and complimentary meals.

COSTS AND OPERATING EXPENSES

	Fiscal Year Ended December 31,		Increase (Decrease)
	2011	2010	$	%
Costs and operating expenses:
Cost of sales	$274,168	$26,679	$247,489	928%
Labor	519,558	42,946	476,612	1,110%
Occupancy cost	238,291	64,059	174,232	272%
Depreciation	101,279	8,056	93,223	1,157%
Total operating expenses	$1,133,296	$141,740	$991,556	700%

Other Expenses
Consulting expenses	444,200	-	444,200	- *
Professional expenses	273,593	4,272	269,321	6,304%
General and administrative expenses	324,440	65,778	258,662	393%
Total other expenses	1,042,233	70,050	972,183	1,388%

Total costs and operating expenses	2,175,529	211,790	1,963,739	927%

Net Loss	$(1,059,379)	$(114,372)	$(945,007)	826%

Notes to Costs and Operating Expenses table:

* Not divisible by zero

Cost of sales. Costs related to food purchases, supplies and general restaurant operations totaled $274,168 during the year ended December 31, 2011, which was 928% higher than cost of sales of $26,679 in the year ended December 31, 2010. Food costs fluctuate regularly and are difficult to offset or minimize. Any increase in costs of certain commodities could adversely impact our operations unless we pass any such price increases to our guests.

Labor. Labor expenses for the year ended December 31, 2011 was $519,558, an increase of 1,110%, from the year ended December 31, 2010. We are a customer service company and our primary variable cost is related to providing such services. As a result, labor costs comprised 24% of our total expenses during the year ended December 31, 2011, compared to 20% in the comparable period ended December 31, 2010. Labor costs are constantly fluctuating and any changes to minimum wages payable could adversely impact our operations.

Occupancy Cost. Occupancy cost for the year ended December 31, 2011 was $238,291, an increase of 272%, from the year ended December 31, 2010. Rent and other related items should not materially vary from period to period, aside from periodic increases in accordance to our lease schedule. Future increases may also be related to recording additional deferred rent expense or potential increases resulting from new store development.

Depreciation. Depreciation for the year ended December 31, 2011 was $101,279, an increase of 1,157%, from the year ended December 31, 2010. We depreciate and amortize purchases of our ongoing capital investments and the construction and leasehold improvements related to the development of our Century City store. Subsequent to the period covered by this annual report, we entered into a lease to develop a new location in Topanga, California, for which we expect to incur further construction costs that will be depreciated and amortized in future periods.

Consulting Expenses. In the year ended December 31, 2011, we incurred consulting expense of $440,200, compared to $0 in the comparable period ended December 31, 2010. The consulting expense primarily related to the reverse merger, and we expect the majority of fees paid to consultants in 2011 were non-recurring. Therefore, our management expects consulting fees to decline during the fiscal year 2012. Unfortunately, there can be no assurance we will experience any such decline in consulting expenses.

Professional Expenses. Professional fees for the year ended December 31, 2011 was $273,593, an increase of 6,304%, from the year ended December 31, 2010, in which we incurred only $4,272 in professional fees. These fees primarily include accounting fees, fees related to the audit of our financial statements, legal fees and fees incurred from other professional service firms. We expect to continue to incur professional fees in relation to maintaining our public reporting status with the Securities and Exchange Commission.

General and Administrative. In the normal course of our operations, we incur various expenses, including, but not limited to, legal fees, accounting fees, advertising and promotion, utilities, office supplies and postage and shipping expenses. During the year ended December 31, 2011, general and administrative expenses were $324,440, compared to $65,778 in the year ended December 31, 2010.

Net Loss

Our net loss for the fiscal year ended December 31, 2011 was $1,059,379, an increase of $945,007, or 826%, from $114,372 for the fiscal year ended December 31, 2010. We continue to have a net loss and believe the loss will be reduced and profitability will be attained in future quarters as the popularity of our restaurants increase.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2011, we had $608,309 in cash and equivalents and $14,297 in inventory. The following table provides detailed information about our net cash flow for all financial statement periods presented in this Report. To date, we have financed our operations through the issuance of stock and borrowings, in addition to sales-generated revenue.

The following table sets forth a summary of our cash flows for the year ended December 31, 2011 and 2010:

	Fiscal Year Ended December 31,
	2011	2010
Net cash used in operating activities	$(1,083,710)	$(11,402)
Net cash used in investing activities	(42,324)	(358,010)
Net cash provided by financing activities	1,718,759	384,996
Net increase in Cash	592,725	15,584
Cash, beginning of year	15,584	-
Cash, end of year	$608,309	$15,584

Operating activities

Net cash used in operating activities was $1,083,710 for the year ended December 31, 2011, as compared to $11,402 used in operating activities for the same period in 2010.

Investing activities

Net cash used in investing activities was $42,324 for the year ended December 31, 2011, as compared to $358,010 used in investing activities for the same period in 2010.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2011 was $1,718,759, as compared to $384,996 for the same period of 2010. Financing activities during 2011 have been a critical factor in our ability to build-out and open our Century City location.

We expect to use our cash to invest in our core businesses, including new product innovations, advertising and marketing, as well as the construction and build-out of additional restaurant locations. Other than normal operating expenses, cash requirements for fiscal 2012 are expected to consist primarily of capital expenditures for the build out of our Topanga, California store and additional investments in advertising and marketing efforts. Throughout fiscal 2012 we estimate making approximately $500,000 in capital expenditures in connection with the build out of our Topanga location.

We anticipate that our current cash position can sustain us for at least four months. If our own financial resources and current cash-flows from operations are insufficient to satisfy our capital requirements to achieve our milestones, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, to augment our working capital. In the future we need to generate sufficient revenues in order to eliminate or reduce the need to sell additional stock. There can be no assurance we will be successful in raising the necessary funds to achieve our milestones.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Operation Plan

Our overall business plan is to expand and grow our restaurants and increase revenues. Subject to availability of sufficient capital, our business and strategy will be directed toward the following approaches.

Company-Owned Restaurants.  One near term strategy is to explore opening company-owned and/or managed restaurants within the next twelve months. Currently, we are in discussions with The Westfield Group to potentially open new Giggles N Hugs restaurants at The Westfield Valencia Mall and The Westfield Santa Anita Mall. In March 2012, we signed a 10-year commercial lease for 5,900 square feet of space at The Westfield Topanga Shopping Center in the San Fernando Valley. We have signed a new lease for the Topanga Mall location. We anticipate each location costing a total of $1.1 million to open.

Franchising.  In addition to, or in lieu of our company-owned restaurants, we believe we can efficiently grow our operations by franchising our stores to a well-qualified and financed franchising group for large scale development. Currently, we have no plans to franchise our stores unless we get an experienced franchisor to do multiple locations and that will maintain the quality, atmosphere, and reputation of our brand.

Existing Services.  We plan to further market and promote our existing products and designs directly to consumers. In addition, we plan to constantly refine and improve our food products. This is ongoing. This initiative includes new menu items, new activities, and expanding our marketing through social networks like Facebook and Twitter.

New Products and Services.  We are currently expanding, and intend to further expand, our product and service offerings. Some of the new products and services include:

•Curb-side take-out.  As with many restaurants with no drive-thru, we have established a curb-side, take-out service for our customers. Since the majority of our patrons are parents, convenient take-out is a significant factor. The ease of not having to remove kids from their car-seats when purchasing food is a significant factor for return patronage. This service is now available at our Century City location.

•Drop-off service.  We offer “drop-off” service where parents can drop off their kids at our unique restaurant to play while they go shopping in the mall.  Parents must agree to remain on the premises of the mall, while we supervise their children.  Our play aides supervise and interact with up to four children at a time and the service costs $14.00 per hour. This service is now available at our Century City location.

•Beer/Wine license.  Parents have enquired about beer and/or wine to accompany their meals. Since margins from alcoholic beverages are often high, we believe this would increase our revenues without a proportional increase in costs. We recently acquired our beer and wine license for the Century City location. This service is now available at out Century City location.

•Furniture and Equipment Referrals.  Parents frequently ask us where to purchase various furniture, fixtures, toys, and equipment inside our play area. We are in discussions with a baby products supplier to potentially receive commissions for each referral. We have been in active discussions with manufacturers but have not come to any definitive agreement.

•Baby food.  As part of our branding, we may add Giggles N Hugs baby foods for toddlers too young for solid foods. We already offer mashed bananas, and pureed butternut squash. Currently, we are not planning on the branding initiative at this time.

•Merchandising.  We intend to sell books, stuffed animals, toys, cups, t-shirts, and balls all with the Giggles N Hugs logo. We are in active discussions with potential manufacturers and licensing agencies but we are 6 to 12 months away from any products.

•Gift Certificates.  We offer gift certificates of different denominations for people of all ages.

Without sufficient cash flow from operations we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months.  We will require additional cash resources due to changed business conditions, implementation of our strategy to successfully expand our operations.  If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities.  The sale of additional equity securities will result in dilution to our stockholders.  The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business.  Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

As of the date of this Current Report, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

PROPERTIES

We currently maintain our Century City restaurant at 10250 Santa Monica Blvd., #155, Los Angeles, California 90067. Our monthly rent for this location is $15,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on January 4, 2012 by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.  The percentage of beneficial ownership for the following table is based on 22,862,395 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after January 4, 2012 pursuant to options, warrants, conversion privileges or other rights.  The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class

Common	Joey Parsi, CEO, President, Secretary, Treasurer, & Director	18,289,716(2)	80%
	All Beneficial Owners as a Group	18,289,716	80%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The Party’s address is in care of the Company at 10250 Santa Monica Blvd., #155, Los Angeles, CA 90067.

(2)
Although Mr. Parsi and his wife, currently has indirect beneficial control over 18,289,716 shares held directly by Giggles N Hugs LLC (Mr. Parsi is the managing member), other members of the limited liability company have ownership rights as well. The 18,289,716 shares are being transferred to all the members of the limited liability company of which Mr. Parsi will receive 17,623,825 shares. When the transfer is completed Mr. Parsi will have direct ownership of 17,623,825 shares or 77%.

DIRECTORS AND EXECUTIVE OFFICERS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Information as to our current directors and executive officers is as follows:

Name	Age	Title	Since
Joey Parsi	40	Chief Executive Officer, President, Secretary, Treasurer, and Director	Director since 10/5/10 Officer since 12/30/11

Duties, Responsibilities and Experience

Joey Parsi – Mr. Joey Parsi is a founder of Giggles N Hugs Restaurant, a children’s themed restaurant with play areas for children 10 years and younger and serve healthy, gourmet food.  Mr. Parsi and his wife founded the Giggles N Hugs Restaurant in 2007 after experiencing the same issues as all parents while dining out with their daughter. Mr. Parsi and his wife, decided to open a children’s restaurant (Giggles N Hugs) that served healthy food, with an area that allowed kids to play with toys, be entertained, play games, and various other family friendly activities.  By having a restaurant with a play area, parents are able to enjoy a relaxing healthy gourmet meal, while their kids are entertained.  Since the launch of Giggles N Hugs, Mr. Parsi and the restaurant have been praised and revered by parents from all over the world.  Mr. Parsi has been featured in Businessweek Magazine, the Los Angeles Business Journal, Los Angeles Times, People Magazine, US Weekly, OK Magazine, and many TV shows, including FOX News, Extra TV, Entertainment Tonight, TV Guide Channel, and most recently, The Talk on CBS amongst others.

Between 1991 and 1994, Mr. Parsi served as an Investment Advisor for Lehman Brothers.  From 1994 to 1996, Mr. Parsi served as Senior Vice President at Sutro and Company, where he managed and oversaw millions of dollars for individual and institutional investors specializing in IPOs and technology equities.  Between 1996 and 1998, Mr. Parsi worked at Prudential Securities, where he oversaw client assets in a number of investments, including fixed income assets, equities, and mutual funds.  In 1998, Mr. Parsi opened Barron Chase and was able to expand the company to more than 30 employees.  In total, Mr. Parsi and his team raised more than $30 million in funding for nine separate companies, many of which are now publicly traded on the NASDAQ markets.  In 2001, he liquidated the business and joined TD Waterhouse.

At TD Waterhouse, between 2001 and 2006, Mr. Parsi personally managed more than $350 million in assets for clients, and oversaw more than $1 billion in assets in his region.  From 2006 to 2010, Mr. Parsi served as the Senior Vice President at Stockcross Financial Services.  There, he advised high net worth clients on investment matters.

Family Relationships

There are no family relationships among any of our officers or directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Corporate Governance

We currently do not have standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. Until formal committees are established, our entire board of directors, perform the same functions as an audit, nominating and compensation committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the board of directors. Until a formal committee is established, our entire board of directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The board of directors ensures that the total compensation paid to the executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The board of directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  As a result of the size of the Company and only having one executive officer, the board evaluates both performance and compensation on an informal basis.  Upon hiring additional executives, the board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives of our peer companies.  To that end, the board believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The board of directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.  Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation

During the years ended December 31, 2010 and December 31, 2009, Ms. Tracie Hadama, our former Executive Officer, did not receive any compensation for her role associated as the Company’s Executive Officer.

No actions took place in 2010 relative to Executive Compensation.

During the year ended December 31, 2011, our executive officers agreed to provide services to us without compensation until such time as we have sufficient earnings from our revenue.

No actions took place in 2011 relative to Executive Compensation.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company, except with respect to a breach of contract on the part of the Company.

Option Grants in Last Fiscal Year

During the years ended December 31, 2011 and 2010, we did not grant any options to our officers and directors.

Director Compensation

As a result of having limited resources, as of December 31, 2011, we do not have an established compensation package for board members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

During the year ended December 31, 2011, Joey Parsi, a member of Giggles N Hugs, LLC received net distributions from us in the total amount of $282,510. The distributions are not expected to be repaid and are considered to be a reduction to additional paid-in capital.

On December 30, 2011, we issued 4,000,000 shares of our common stock in connection with the consummation of the merger with GNH, Inc. In exchange, we acquired 100% of the outstanding common stock of GNH, Inc.

During the six months ended June 30, 2011, the Company loaned a total of $1,450,127 to Giggles N Hugs, LLC that is owned and controlled by the sole director of the Company. The Company received repayments totaling $452,000 during the six months ended June 30, 2011. The Company agreed to loan up to $1,000,000 and the entire balance of principal and interest would be due on February 1, 2014. The loan was unsecured and bears interest at a rate of 6% per annum. As of September 30, 2011, the balance owed to the Company in principal was $1,110,127 and accrued interest receivable of $33,730. During the three and nine months ended September 30, 2011 interest income was $16,176 and $33,730, respectively. During the fourth quarter ended December 31, 2011, the remaining balance of the loan and any interest was recorded to additional paid in capital as a result of the Company acquiring Giggles N Hugs, LLC in the merger with GNH, Inc.

Promoters and Certain Control Persons

In connection with the closing of the Merger, Mr. Joey Parsi obtained control of the Company by acquiring indirect beneficial control of 18,289,716 shares of common stock or 80%. Although Mr. Parsi, together with his wife, have indirect beneficial control over the 18,289,716 shares held directly by Giggles N Hugs LLC (Mr. Parsi is the managing member), other members of the limited liability company have ownership rights as well. Giggles N Hugs LLC intends to distribute the 18,289,716 shares to all its members of which Mr. Parsi (together with his wife) will receive 17,623,825 shares or 77%.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the Over the Counter Bulletin Board (OTCBB) does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).

LEGAL PROCEEDINGS

We are not a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     Our Common Stock traded sporadically on the over-the-counter bulletin board market (OTC:BB) and the OTCQB under the symbol GIGL. Our common stock has traded infrequently on the OTC:BB and OTCQB, which limits our ability to locate accurate high and low bid prices for each quarter within the last two fiscal years. Therefore, the following table lists the available quotations for the high and low bid prices for the fiscal years 2011 and 2010.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock as reported by a Quarterly Trade and Quote Summary Report of the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

2010
BID PRICES
	High	Low
1st Quarter	$-	$-
2nd Quarter	$-	$-
3rd Quarter	$-	$-
4th Quarter	$5.55	$-

2011
BID PRICES
	High	Low
1st Quarter	$-	$-
2nd Quarter	$-	$-
3rd Quarter	$-	$-
4th Quarter	$4.50	$3.00

Holders of Common Stock

As of January 4, 2011, there were approximately 61 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

The closing stock price on December 30, 2011 was $5.98.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Merger Agreement, we issued a total of 18,289,716 shares of our restricted common stock to Giggles N Hugs, LLC, the sole stockholder of GNH, in exchange for 100% of the issued and outstanding shares of common stock of GNH.

We made the aforementioned common stock issuance in reliance upon the exemption from registration under Section 4(2) of the Securities Act for private offerings not involving a public distribution.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 1,125,000,000 Shares of common stock, $0.001 par value per share, of which 22,862,395 shares were outstanding as of January 4, 2012. Common stock holders are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights. Common stock holders are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of Giggles, the common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Transfer Agent

The Company’s transfer agent for its common stock is West Coast Stock Transfer, located at 2010 Hancock Street, Suite A, San Diego, California 92110.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by Nevada law.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Available Information

Our periodic reports filed with the SEC, which include Form 10-K, Form 10-Q, Form 8-K and amendments thereto, may be accessed by the public free of charge from the SEC. Electronic copies of these reports can be accessed at the SEC’s website ( http://www.sec.gov ). Copies of these reports may also be obtained, free of charge, upon written request to: 10250 Santa Monica Blvd., #155, Los Angeles, California 90067, Attn: Corporate Secretary. The public may read or obtain copies of these reports from the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549 (1-800-SEC-0330).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, we issued a total of 18,289,716 shares of our restricted common stock to Giggles N Hugs, LLC, the sole stockholder of GNH, in exchange for 100% of the issued and outstanding shares of common stock of GNH.

We made each of the aforementioned common stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act for private offerings not involving a public distribution.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

In connection with the closing of the Merger (disclosed in Item 2.01 above), Giggles N Hugs, LLC (“LLC”), the sole stockholder of GNH, acquired control of the Registrant.  The LLC acquired beneficial control of approximately 80% or 18,289,716 shares of common stock as a result of being the sole stockholder of GNH of which the Registrant acquired 100% of the ownership pursuant to the Merger Agreement.

Additionally, in connection with the closing of the Merger, the Registrant accepted the resignations of Tracie Hadama as President, Chief Executive Officer, Treasurer, and Director and appointed Joey Parsi as Chief Executive Officer, President, Secretary and Treasurer of the Registrant on December 30, 2011.  See Item 5.02 below for further description of the resignations and appointments of officers and directors in connection with the closing of the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation/Departure of Director and Officers

On December 30, 2011, Tracie Hadama gave the Registrant notice of her resignation from her position as a member of the Board of Directors, President, Chief Executive Officer, and Treasurer of the Registrant, which resignation was accepted by the Registrant on December 30, 2011. Additionally, on December 29, 2011, Gisela Stoecklein gave the Registrant notice of her resignation from her position as Secretary of the Registrant, which resignation was accepted by the Registrant on December 30, 2011.

(c) Appointment of Officers

Prior to the resignation of Tracie Hadama, the Board of Directors appointed Joey Parsi as Chief Executive Officer, President, Secretary and Treasurer of the Registrant on December 30, 2011.

Joey Parsi, 40:  Mr. Joey Parsi has been a member of the Registrant’s board of directors since October 5, 2010. Mr. Parsi is a founder of Giggles N Hugs Restaurant, a children’s themed restaurant with play areas for children 10 years and younger and serve healthy, gourmet food.  Mr. Parsi and his wife founded the Giggles N Hugs Restaurant in 2007 after experiencing the same issues as all parents while dining out with their daughter.  Mr. Parsi and his wife, decided to open a children’s restaurant (Giggles N Hugs) that served healthy food, with an area that allowed kids to play with toys, be entertained, play games, and various other family friendly activities.  By having a restaurant with a play area, parents are able to enjoy a relaxing healthy gourmet meal, while their kids are entertained.  Since the launch of Giggles N Hugs, Mr. Parsi and the restaurant have been praised and revered by parents from all over the world.  Mr. Parsi has been featured in Businessweek Magazine, the Los Angeles Business Journal, Los Angeles Times, People Magazine, US Weekly, OK Magazine, and many TV shows, including FOX News, Extra TV, Entertainment Tonight, TV Guide Channel, and most recently, The Talk on CBS amongst others.

Between 1991 and 1994, Mr. Parsi served as an Investment Advisor for Lehman Brothers.  From 1994 to 1996, Mr. Parsi served as Senior Vice President at Sutro and Company, where he managed and oversaw millions of dollars for individual and institutional investors specializing in IPOs and technology equities.  Between 1996 and 1998, Mr. Parsi worked at Prudential Securities, where he oversaw client assets in a number of investments, including fixed income assets, equities, and mutual funds.  In 1998, Mr. Parsi opened Barron Chase and was able to expand the company to more than 30 employees.  In total, Mr. Parsi and his team raised more than $30 million in funding for nine separate companies, many of which are now publicly traded on the NASDAQ markets.  In 2001, he liquidated the business and joined TD Waterhouse.  At TD Waterhouse, between 2001 and 2006, Mr. Parsi personally managed more than $350 million in assets for clients, and oversaw more than $1 billion in assets in his region.  From 2006 to 2010, Mr. Parsi served as the Senior Vice President at Stockcross Financial Services.  There, he advised high net worth clients on investment matters.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of the closing of the acquisition described under Item 2.01 of this Current Report on Form 8-K, the Registrant has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the acquisition and the business of the Registrant following the acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Pursuant to Rule 8-04(b) of Regulation S-X (17 CFR 210.3-05(b)), the GNH, Inc., a Nevada corporation, audited financial statements as of and for the year ended December 31, 2010 is filed herewith and the Giggles N Hugs Century City Location audited financial statements as of and for the year ended December 31, 2010 is filed herewith.

(b) Pro Forma Financial Information.

Pursuant to Rule 8-05 of Regulation S-X (17 CFR 210), the unaudited pro forma consolidated balance sheets and statements of operations of Giggles N Hugs, Inc., a Nevada corporation, GNH, Inc., a Nevada corporation, and Giggles N Hugs Century City Location for the period ended September 30, 2011, along with the notes to such unaudited pro forma consolidated financial information, are filed herewith.

(d) Exhibits.

Exhibit Number	Description
2.1
Acquisition Agreement and Plan of Merger by and among Giggles ‘N’ Hugs, Inc., Giggles ‘N’ Hugs Sub Co, and GNH, Inc. dated September 23, 2010 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on September 24, 2010)

2.4
Addendum No. 3 to Acquisition Agreement and Plan of Merger by and among Giggles N Hugs, Inc., Giggles N Hugs Sub Co, and GNH dated December 30, 2011 (incorporated by reference to Exhibit 2.4 of the Current Report on Form 8-K filed on December 30, 2011)

2.5	Articles of Merger dated December 30, 2011 (incorporated by reference to Exhibit 2.4 of the Current Report on Form 8-K filed on December 30, 2011)

10.1*	Revolving Credit Grid Note – Giggles N Hugs, LLC dated April 8, 2011
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGGLES N HUGS, INC.

By: /S/ Joey Parsi
Joey Parsi, Chief Executive Officer

Date: September 14, 2012

GNH, INC.

FINANCIAL STATEMENTS (AUDITED)

FROM INCEPTION (SEPTEMBER 13, 2010) TO DECEMBER 31, 2010

GNH, INC.

INDEX TO FINANCIAL STATEMENTS
(AUDITED)

De Joya Griffith & Company, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
GNH, Inc.

We have audited the accompanying balance sheet of GNH, Inc. (A Development Stage Company) as of December 31, 2010 and the related statements of operations, stockholder’s equity and cash flows from inception (September 13, 2010) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with Generally Accepted Auditing Standards (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GNH, Inc. (A Development Stage Company) as of December 31, 2010 and the results of its operations and cash flows from inception (September 13, 2010) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
December 28, 2011

GNH, Inc.
(a Development Stage Company)
Balance Sheet

December 31,
2010

Assets

Current assets:	$-

Total current assets	-

Total assets	$-

Liabilities and Stockholder's Equity

Current liabilities:	$-

Stockholder's equity
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 1 share issued and outstanding	-
Additional paid-in capital	1,000
Deficit accumulated during development stage	(1,000)
Total stockholder's equity	-

Total liabilities and stockholder's equity	$-

See Accompanying Notes to Financial Statements.

GNH, Inc.
(a Development Stage Company)
Statement of Operations

Inception
(September 13, 2010) to
December 31, 2010

Revenue	$-

Expenses:
General and administrative expenses	1,000
Total expenses	1,000

Net loss	$(1,000)

Loss per share - basic	$(1,000)
Weighted average number of
common shares outstanding - basic	1

See Accompanying Notes to Financial Statements.

GNH, Inc.
(a Development Stage Company)
Statement of Stockholder's Equity

						Deficit
						Accumulated
					Additional	During	Total
	Preferred Shares		Common Shares		Paid in	Development	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Inception, (September 13, 2010)	-	$-	-	$-	$-	$-	$-

September 13, 2010
Issuance of common stock for cash	-	-	1	-	1,000	-	1,000

Net loss	-	-	-	-	-	(1,000)	(1,000)

Balance, December 31, 2010	-	$-	1	$-	$1,000	$(1,000)	$-

See Accompanying Notes to Financial Statements.

GNH, Inc.
(a Development Stage Company)
Statements of Cash Flows

Inception
(September 13, 2010) to
December 31, 2010
Operating activities
Net loss	$(1,000)
Net cash used by operating activities	(1,000)

Financing activities
Proceeds from common stock	1,000
Net cash provided by financing activities	1,000

Net increase in cash	-
Cash - beginning	-
Cash - ending	$-

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

See Accompanying Notes to Financial Statements.

GNH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1 – History and organization of the company

The Company was originally organized September 13, 2010 (Date of Inception) under the laws of the State of Nevada, as GNH, Inc.  The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

The Company has had minimal operations and is considered a development stage company.  The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities,” the Company is considered a development stage company.

Note 2 – Accounting policies and procedures

Year end
The Company has adopted December 31 as its fiscal year end.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for cash because they are short term in nature and their carrying amounts approximate fair values.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

General and administrative expenses
The significant components of general and administrative expenses consist of incorporation costs.

Note 2 – Accounting policies and procedures (continued)

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income Taxes
The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2010, no income tax expense has been incurred.

Dividends The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through ASU 2011-11 and believes that none of them will have a material effect on the Company’s financial statements.

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. As of December 31, 2010, the Company had a net loss of $1,000. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

The Company is currently contemplating an offering of its equity or debt securities to finance continuing operations.  There are no agreements or arrangements currently in place or under negotiation to obtain such financing, and there are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 – Income taxes

For the period from inception (September 13, 2010) to December 31, 2010, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2010, the Company had approximately $1,000 of federal and state net operating losses.  The net operating loss carryforwards, if not utilized, will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31:

December 31,
2010
Deferred tax assets:
Net operating loss carryforwards	350
Valuation allowance	(350)
Total deferred tax assets	$-

The valuation allowance for deferred tax assets as of December 31, 2010 was $350.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2010, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

2010
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

Note 5 – Stockholders’ equity

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

On September 13, 2011, the Company issued 1 share of common stock to its sole officer and director in exchange for $1,000.

Note 6 – Warrants and options

As of December 31, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 – Related party transactions

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

Note 8 – Material agreements

On September 23, 2010, Giggles N’ Hugs, Inc. (“GIGL”) entered into a reverse triangular merger by and among Giggles ‘N’ Hugs Sub Co. (“SUB CO”), a Nevada corporation and wholly owned subsidiary of the GIGL and GNH, Inc. (”GNH”), a Nevada corporation, SUB CO and GNH being constituent entities in the merger whereby GIGL intends to issue 14,000,000 shares of its common stock in exchange for 100% of GNH’s outstanding common stock.  Pursuant to the terms of the merger, SUB CO will be merged with GNH wherein SUBCO shall cease to exist and GNH will become a wholly owned subsidiary of GIGL.  Upon closing of the transaction, GIGL shall obtain cancellation of 45,000,000 shares of common stock currently held by the sole officer of GIGL and new officers and directors would be appointed.  One of the conditions, to close is an audit of the Century City operations of Giggles N’ Hugs, LLC.  As of December 31, 2010, the merger did not close and was extended until March 31, 2011.  As of December 15, 2011, the parties were finalizing the details of the merger and plan to close the merger by December 31, 2011.

GIGGLES N HUGS CENTURY CITY LOCATION

FINANCIAL STATEMENTS (AUDITED)

FROM INCEPTION (APRIL 30, 2010) TO DECEMBER 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Giggles N’ Hugs, LLC.

We have audited the accompanying carve-out balance sheet of Giggles N’ Hugs Century City Location, a carve-out of Giggles N’ Hugs, LLC as described in Note 1 of the financial statements (“Century City”) as of December 31, 2010 and the related carve-out statements of operations, members’ equity and cash flows for the period from inception (April 30, 2010) to December 31, 2010. These financial statements are the responsibility of the Giggles N’ Hugs, LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Century City as of December 31, 2010 and the results of its operations and cash flows for the period from inception (April 30, 2010) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The carve-out financial statements of Century City reflect the assets, liabilities, revenues, and expenses directly attributable to Century City, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in members’ equity, and cash flows of Century City on a stand-alone basis and do not necessarily reflect the financial position, results of operations, changes in members’ equity, and cash flows of Century City in the future or what they would have been had Century City been a separate, stand-alone entity during the periods presented.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
December 29, 2011

GIGGLES N HUGS CENTURY CITY LOCATION
TO BE MERGED TO GIGGLES N' HUGS, INC.
Balance Sheet

December 31,
2010
Assets

Current assets:
Cash and equivalents	$15,584
Inventory	2,446
Total current assets	18,030

Fixed assets:
Total fixed assets	939,954

Other assets:
Security deposit	30,000

Total assets	$987,984

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$138,697
Lease incentive liability	573,960
Deferred revenue	4,703
Note payable	3,000
Total current liabilities	720,360

Total liabilities	720,360

Members' equity
Members' equity	267,624
Total members' equity	267,624

Total liabilities and members' equity	$987,984

See Accompanying Notes to Financial Statements.

GIGGLES N HUGS CENTURY CITY LOCATION
TO BE MERGED TO GIGGLES N' HUGS, INC.
Statement of Operations

Inception
(April 30, 2010) to
December 31, 2010

Revenue
Food and beverage sales	$41,626
Private party rental	49,080
Other sales	12,437
Allowance and discounts	(5,725)
Net sales	97,418

Cost of sales and operating expenses
Cost of sales including food and beverage	26,679
Labor	42,946
Occupancy	64,059
Depreciation	8,056
Executive compensation	3,367
General and administrative expenses	66,683
Total costs and operating expenses	211,790

Net loss	$(114,372)

See Accompanying Notes to Financial Statements.

GIGGLES N HUGS CENTURY CITY LOCATION
TO BE MERGED TO GIGGLES N' HUGS, INC.
Statement of Members' Equity

			Total
	Member's	Retained	Member's
	Contribution	Earnings	Equity
Inception (April 30, 2010)	$-	$-	$-

Member's Contribution	381,996	-	381,996

Net loss	-	(114,372)	(114,372)

Balance, December 31, 2010	$381,996	$(114,372)	$267,624

See Accompanying Notes to Financial Statements.

GIGGLES N HUGS CENTURY CITY LOCATION
TO BE MERGED TO GIGGLES N' HUGS, INC.
Statement of Cash Flows

Inception
(April 30, 2010) to
December 31, 2010

Cash flows from operating activities
Net loss	$(114,372)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	8,056
Changes in operating assets and liabilities:
(Increase) in security deposit	(30,000)
(Increase) in inventory	(2,446)
Increase in accounts payable	138,697
Increase in lease incentive liability	(16,040)
Increase in deferred revenue	4,703
Net cash used in operating activities	(11,402)

Cash flows from investing activities
Acquisition of fixed assets	(358,010)
Net cash used in investing activities	(358,010)

Cash flows from financing activities
Proceeds from note payable	3,000
Proceeds from owner's contribution	381,996
Net cash provided by financing activities	384,996

NET INCREASE IN CASH	15,584

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$15,584

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See Accompanying Notes to Financial Statements.

GIGGLES N HUGS CENTURY CITY LOCATION
TO BE MERGED TO GIGGLES N HUGS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Giggles N’ Hugs, LLC (the “Company”) was formed on September 29, 2008 (Date of Inception) under the laws of the State of California. The Company owns and operates kid-friendly themed restaurants with built-in play areas. In April 2010, the Company commenced construction on its second location in Century City, California (“Century City”), and opened in December 2010. This location anticipates entering into an agreement to complete a merger with Giggles N’ Hugs, Inc. (“GIGL”), a public entity that was organized on September 17, 2004 (Date of Inception) under the laws of the State of Nevada.

Basis of presentation
The accompanying financial statements have been prepared on a “carve-out” basis from the Company’s accounts and reflect the historical accounts directly attributable to Century City together with allocations of costs and expenses. The financial statements may not be indicative of future performance and may not reflect what their results of operations, financial position, and cash flows would have been had Century City operated as an independent entity. Certain estimates, including allocations from the Company, have been made to provide financial statements for stand-alone reporting purposes. All inter-company transactions between the Company and Century City are classified as payable to related party or receivable from related party in the financial statements. Management of Century City believes that the presentations and disclosures herein are adequate to make the information not misleading. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and stated in US dollars.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventories
Inventories are stated at the lower of cost or market on a first-in, first-out basis and consist of restaurant food and other supplies.

Property and Equipment
Century City records all property and equipment at cost less accumulated depreciation.  Improvements are capitalized while repairs and maintenance costs are expensed as incurred.  Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter.  Leasehold improvements include the cost of Century City’s internal development and construction department.  Depreciation periods are as follows:

Leasehold improvements	10 years
Restaurant fixtures and equipment	10 years
Computer software and equipment	3 to 5 years

Impairment of Long-Lived Assets
Century City assesses potential impairment of our long-lived assets whenever events or changes in circumstances indicate that the carrying value of the assets or asset group may not be recoverable.  Factors considered include, but are not limited to, significant underperformance relative to historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends.  Century City regularly reviews the restaurant if it is cash flow negative for the previous four quarters to determine if impairment testing is warranted.  At any given time, Century City may monitor its operations, and impairment charges could be triggered in the future if the restaurant performance does not improve.

Century City has identified leasehold improvements as the primary asset because it is the most significant component of our restaurant assets, it is the principal asset from which Century City derives cash flow generating capacity and has the longest remaining useful life.  The recoverability is assessed in most cases by comparing the carrying value of the assets to the undiscounted cash flows expected to be generated by these assets.  Impairment losses are measured as the amount by which the carrying values of the assets exceed their fair values.

During fiscal 2010, we did not record an impairment charge against the carrying value of the Century City location.

Revenue recognition
Our revenues consist of sales from our restaurant operations and sales of memberships entitling members unlimited access to our play areas for the duration of their membership.  As a general principle, revenue is recognized when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred and services have been rendered, (iii) the price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

With respect to memberships, access to our play area extends throughout the term of membership.  The vast majority of memberships sold are for one month terms.  Revenue is recognized on a straight line basis over the membership period.  Century City receives payment from its customers at the start of the subscription period and Century City records deferred revenue for the unearned portion of the subscription period.

Revenues from restaurant sales are recognized when payment is tendered at the point of sale.  Revenues are presented net of sales taxes.  The obligation is included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities.

We recognize a liability upon the sale of our gift cards and recognize revenue when these gift cards are redeemed in our restaurants.

For party rental agreements, we rely upon a signed contract between us and the customer as the persuasive evidence of a sales arrangement.  Party rental deposits are recorded as deferred revenue upon receipt and recognized as revenue when the service has been rendered.

Additionally, revenues are recognized net of any discounts, returns, allowances and sales incentives, including coupon redemptions and complimentary meals.

Leases
Century City currently leases its restaurant location.  Century City evaluates the lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes.  Century City currently has only one lease, which lease is classified as an operating lease.

Minimum base rent for Century City’s operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term.  The initial rent term includes the build-out, or rent holiday period, for Century City’s leases, where no rent payments are typically due under the terms of the lease. Deferred rent expense, which is based on a percentage of revenue, is also recorded to the extent it exceeds minimum base rent per the lease agreement.

Century City disburses cash for leasehold improvements and furniture, fixtures and equipment to build out and equip its leased premises.  Century City also expends cash for structural additions that it makes to leased premises of which $590,000 were reimbursed to Century City by its landlords as construction contributions pursuant to agreed-upon terms in the lease agreements.  Landlord construction contributions usually take the form of up-front cash.  Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements or the landlord construction contributions are recorded as an offset to leasehold improvements.

Advertising costs
Advertising costs are anticipated to be expensed as incurred.  During the period from inception (April 30, 2010) to December 31, 2010, there were $20,994 in advertising costs included in general and administrative expenses.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income taxes
Century City’s taxable income or loss is allocated to members in accordance with their respective percentage ownership of the Company.  Therefore, no provision or liability for income taxes has been included in the financial statements.

NOTE 2 – INVENTORY

Inventory consisted of the following at:

December 31, 2010
Restaurant food and supplies	$2,446
Total	$2,446

NOTE 3 – FIXED ASSETS

Fixed assets consisted of the following at:

December 31, 2010
Leasehold improvements	$923,182
Fixtures and equipment	14,919
Computer software and equipment	9,909

Property and equipment, total	948,010
Less: accumulated depreciation	(8,056)
Property and equipment, net	$939,954

Repair and maintenance expenses for fiscal 2010 were $5,004.

NOTE 4 – DEFERRED REVENUE

Deferred revenue consisted of the following at:

December 31, 2010
Membership cards	$2,053
Party deposits	2,650
Total	$4,703

NOTE 5 – NOTE PAYABLE

On November 2, 2010, a non-affiliated third party loaned Century City $3,000.  The unsecured note bears no interest, and is due on demand.

NOTE 6 – MEMBERS’ EQUITY

During the period from inception (April 30, 2010) to December 31, 2010, there were $381,996 in cash contributions from the Giggles N’ Hugs, LLC and from the majority owners of Giggles N’ Hugs, LLC.  These monies are not expected to be repaid and are consider contributions from the members.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Century City leases its restaurant location under an operating lease, with the remaining term being 10 years.  Restaurant leases typically include land and building shells, require contingent rent above the minimum base rent payments based on a percentage of sales ranging from 7% to 10%, have escalating minimum rent requirements over the term of the lease and require various expenses incidental to the use of the property.  The lease also has a renewal option, which Century City may exercise in the future.  Century City’s current lease provides early termination rights, permitting Century City and its landlord to mutually to terminate the lease prior to expiration if Century City does not achieve specified sales levels in certain years.

As of December 31, 2010, the aggregate minimum annual lease payments under operating leases, including amounts characterized as deemed landlord financing payments are as follows:

2011	$178,560
2012	183,470
2013	188,975
2014	194,644
2015	200,483
Thereafter	902,173
Total	$1,848,305

Rent expense for Century City’s operating lease was $57,944 for the period from inception (April 30, 2010) to December 31, 2010.

NOTE 8 – MATERIAL AGREEMENTS

On September 23, 2010, Giggles N’ Hugs, Inc. (“GIGL”) entered into a reverse triangular merger by and among Giggles ‘N’ Hugs Sub Co. (“SUB CO”), a Nevada corporation and wholly owned subsidiary of the GIGL and GNH, Inc. (”GNH”), a Nevada corporation, SUB CO and GNH being constituent entities in the merger whereby GIGL intends to issue 14,000,000 shares of its common stock in exchange for 100% of GNH’s outstanding common stock.  Pursuant to the terms of the merger, SUB CO will be merged with GNH wherein SUBCO shall cease to exist and GNH will become a wholly owned subsidiary of GIGL.  Upon closing of the transaction, GIGL shall obtain cancellation of 45,000,000 shares of common stock currently held by the sole officer of GIGL and new officers and directors would be appointed.  One of the conditions, to close is an audit of the Century City operations of Giggles N’ Hugs, LLC.  As of December 31, 2010, the merger did not close and was extended until March 31, 2011.  As of December 15, 2011, the parties were finalizing the details of the merger and plan to close the merger by December 31, 2011.

NOTE 9 – SUBSEQUENT EVENTS

Century City’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and believes there are no subsequent events to report.

GIGGLES N’ HUGS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Giggles N’ Hugs, Inc.

We have audited the accompanying consolidated balance sheets of Giggles N’ Hugs, Inc. and Subsidiaries (the “Company”) as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows for year ended December 31, 2011 and for the period from inception (April 30, 2010) through December 31, 2010. Giggles N’ Hugs, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Giggles N’ Hugs, Inc. and Subsidiaries as of December 31, 2011 and 2010 and the results of its consolidated operations and its cash flows for the year ended December 31, 2011 and for the period from inception (April 30, 2010) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
April 15, 2012

GIGGLES N HUGS, INC.
CONSOLIDATED BALANCE SHEETS
(AUDITED)

	December 31, 2011	December 31, 2010
Assets

Current assets:
Cash and equivalents	$608,309	$15,584
Inventory	14,297	2,446
Total current assets	622,606	18,030

Fixed assets:
Total fixed assets, net	880,999	939,954

Other assets:
Security deposit	30,000	30,000

Total assets	$1,533,605	$987,984

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$116,031	$138,697
Incentive from lessor	534,465	573,960
Accrued expenses	15,888	-
Deferred revenue	16,942	4,703
Note payable	-	3,000
Total current liabilities	683,326	720,360

Total liabilities	683,326	720,360

Stockholders' equity:
Common stock, $0.001 par value, 1,125,000,000 shares
authorized, 22,862,145 and 18,289,716 shares
issued and outstanding as of December 31, 2011
and 2010, respectively	22,862	18,290
Additional paid-in capital	2,001,168	363,706
Accumulated deficit	(1,173,751)	(114,372)
Total stockholders' equity	850,279	267,624

Total liabilities and stockholders' equity	$1,533,605	$987,984

See Accompanying Notes to Consolidated Financial Statements.

GIGGLES N HUGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(AUDITED)

		Inception
	For the	(April 30, 2010)
	year ended	to
	December 31,	December 31,
	2011	2010

Revenue
Food and beverage sales	$679,181	$41,626
Private party rentals	310,005	49,080
Other sales	239,503	12,437
Allowances, returns and discounts	(112,539)	(5,725)
Net sales	1,116,150	97,418

Costs and operating expenses
Cost of sales including food and beverage	274,168	26,679
Labor	519,558	42,946
Occupancy cost	238,291	64,059
Depreciation	101,279	8,056
Total operating expenses	1,133,296	141,740

Other expenses
Consulting expenses	444,200	-
Professional expenses	273,593	4,272
General and administrative expenses	324,440	65,778

Total costs and operating expenses	2,175,529	211,790

Net loss	$(1,059,379)	$(114,372)

Net loss per share - basic	$(0.05)	$(0.01)

Weighted average number of common shares outstanding - basic	22,739,292	18,289,716

See Accompanying Notes to Consolidated Financial Statements.

GIGGLES N HUGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(AUDITED)

	Common Stock		Additional		Total
			Paid in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, April 30, 2010	-	$-	$-	$-	$-

Members' contribution	18,289,716	18,290	363,706	-	381,996

Net loss	-	-	-	(114,372)	(114,372)

Balance, December 31, 2010	18,289,716	18,290	363,706	(114,372)	267,624

Members’ distribution	-	-	(282,510)	-	(282,510)

Shares issued for merger	4,000,000	4,000	(82,956)	-	(78,956)

Shares issued for cash	572,429	572	2,002,928	-	2,003,500

Net loss	-	-	-	(1,059,379)	(1,059,379)

Balance, December 31, 2011	22,862,145	$22,862	$2,001,168	$(1,173,751)	$850,279

See Accompanying Notes to Consolidated Financial Statements.

GIGGLES N HUGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AUDITED)

		Inception
	For the	(April 30, 2010)
	year ended	to
	December 31,	December 31,
	2011	2010

Cash flows from operating activities
Net loss	$(1,059,379)	$(114,372)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	101,279	8,056
Changes in operating assets and liabilities:
(Increase) in security deposit	-	(30,000)
(Increase) in inventory	(11,851)	(2,446)
Increase (decrease) in accounts payable	(102,391)	138,697
(Decrease) in lease incentive liability	(39,495)	(16,040)
Increase (decrease) in accrued expenses	15,888	-
Increase in deferred revenue	12,239	4,703
Net cash used in operating activities	(1,083,710)	(11,402)

Cash flows from investing activities
Acquisition of fixed assets	(42,324)	(358,010)
Net cash used in investing activities	(42,324)	(358,010)

Cash flows from financing activities
Proceeds from note payable	-	3,000
Repayment of note payable	(3,000)	-
Members’ contribution	-	381,996
Members’ distribution	(282,510)	-
Proceeds from reverse merger	769	-
Proceeds from shares issued	2,003,500	-
Net cash provided by financing activities	1,718,759	384,996

NET INCREASE IN CASH	592,725	15,584

CASH AT BEGINNING OF PERIOD	15,584	-

CASH AT END OF PERIOD	$608,309	$15,584

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Incentive from lessor	$-	$590,000
Liabilities assumed with the merger	$79,725	$-

GIGGLES N HUGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Giggles N’ Hugs, Inc. (“GIGL Inc”) was originally organized September 17, 2004 (Date of Inception) under the laws of the State of Nevada, as Teacher’s Pet, Inc. GIGL Inc was organized to sell teaching supplies and learning tools. On August 20, 2010, GIGL Inc filed an amendment to its articles of incorporation to change its name to Giggles N’ Hugs, Inc. The Company is authorized to issue 1,125,000,000 shares of its $0.001 par value common stock.

On December 30, 2011, GIGL Inc completed the acquisition of all the issued and outstanding shares of GNH, Inc. (“GNH”), a Nevada corporation, pursuant to a Stock Exchange Agreement (the "SEA"). Under the SEA, GIGL Inc issued 18,289,716 shares of its common stock to in exchange for a 100% interest in GNH, Inc. Additionally under the SEA, the former officer, director and shareholders of GIGL Inc agreed to cancel a total of 47,607,500 shares of its common stock.

For accounting purposes, the acquisition of GNH by GIGL Inc has been recorded as a reverse merger of a public company, with the exception that no goodwill is generated, and followed up with a recapitalization of GNH based on the factors demonstrating that GNH represents the accounting acquirer. As part of closing of the merger between GNH and GIGL Inc, GNH obtained 100% of the restaurant operations of Giggles N Hugs in Westfield mall in Century City, California. The restaurant operations of Giggles N Hugs in Westfield mall in Century City, California was originally formed April 30, 2010 and opened for operation December 3, 2010. Consequently, the historical financial information in the accompanying consolidated financial statements is that of GNH and the restaurant operations of Giggles N Hugs located in Century City, California. As a result of the Merger, GIGL Inc now owns all of the assets, liabilities and operations of a kid friendly restaurant named Giggles N Hugs in Westfield mall in Century City, California. Additionally, GIGL Inc obtained ownership to all intellectual property rights for Giggles N Hugs facilities in the future.

On December 30, 2011, the transactions were completed and resulted in a change in control of the Company. Pursuant to the terms of the Agreement, the Company accepted the resignation of its prior officer and director, Tracie Hadama and appointed Mr. Joey Parsi as President, Chief Executive Officer, Treasurer, and Secretary of the Company.

Principles of consolidation
For the period of inception of April 30, 2010 to December 31, 2010, the consolidated financial statements include the accounts of GNH, Inc. and the restaurant operations of Giggles N Hugs in Westfield mall in Century City, California. For the year ended December 31, 2011, the consolidated financial statements include the accounts of Giggles N’ Hugs, Inc., GNH, Inc. and restaurant operations of Giggles N Hugs in Westfield mall in Century City, California. All significant intercompany balances and transactions have been eliminated. Giggles N’ Hugs, Inc., GNH, Inc. and restaurant operations of Giggles N Hugs in Westfield mall in Century City, California will be collectively referred herein to as the “Company”.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011 and 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2011 and 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2011 and 2010, no income tax expense has been incurred.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventories
Inventories are stated at the lower of cost or market on a first-in, first-out basis and consist of restaurant food and other supplies.

Property and equipment
The Company records all property and equipment at cost less accumulated depreciation. Improvements are capitalized while repairs and maintenance costs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter. Leasehold improvements include the cost of the Company’s internal development and construction department. Depreciation periods are as follows:

Leasehold improvements	10 years
Restaurant fixtures and equipment	10 years
Computer software and equipment	3 to 5 years

Lease
The Company currently leases its restaurant location. The Company evaluates the lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. The Company currently has only one lease, which lease is classified as an operating lease.

Minimum base rent for the Company’s operating lease, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or rent holiday period, for the Company’s leases, where no rent payments are typically due under the terms of the lease. Deferred rent expense, which is based on a percentage of revenue, is also recorded to the extent it exceeds minimum base rent per the lease agreement.

The Company disburses cash for leasehold improvements and furniture, fixtures and equipment to build out and equip its leased premises. The Company also expends cash for structural additions that it makes to leased premises of which $590,000 were reimbursed to Century City by its landlords as construction contributions pursuant to agreed-upon terms in the lease agreements. Landlord construction contributions usually take the form of up-front cash. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements or the landlord construction contributions are recorded as an incentive from lessor.

Impairment of long-lived assets
The Company assesses potential impairment of our long-lived assets whenever events or changes in circumstances indicate that the carrying value of the assets or asset group may not be recoverable. Factors considered include, but are not limited to, significant underperformance relative to historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. The Company regularly reviews the restaurant if it is cash flow negative for the previous four quarters to determine if impairment testing is warranted. At any given time, the Company may monitor its operations, and impairment charges could be triggered in the future if the restaurant performance does not improve.

The Company has identified leasehold improvements as the primary asset because it is the most significant component of our restaurant assets, it is the principal asset from which the Company derives cash flow generating capacity and has the longest remaining useful life. The recoverability is assessed in most cases by comparing the carrying value of the assets to the undiscounted cash flows expected to be generated by these assets. Impairment losses are measured as the amount by which the carrying values of the assets exceed their fair values.

During the years ended December 31, 2011 and 2010, we did not record an impairment charge against the carrying value of the restaurant located in Century City, California.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Loss per common share
Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations. Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Except where the result would be anti-dilutive to income from continuing operations, diluted earnings per share has been computed assuming the conversion of the convertible long-term debt and the elimination of the related interest expense, and the exercise of stock warrants. Loss per common share has been computed using the weighted average number of common shares outstanding during the year. For the years ended December 31, 2011 and 2010, the assumed conversion of convertible preferred shares and the exercise of stock warrants have not existed and thus are anti-dilutive due to the Company’s net losses and are excluded in determining diluted loss per share.

Revenue recognition
Our revenues consist of sales from our restaurant operations and sales of memberships entitling members unlimited access to our play areas for the duration of their membership. As a general principle, revenue is recognized when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred and services have been rendered, (iii) the price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

With respect to memberships, access to our play area extends throughout the term of membership. The vast majority of memberships sold are for one month terms. Revenue is recognized on a straight line basis over the membership period. Century City receives payment from its customers at the start of the subscription period and Century City records deferred revenue for the unearned portion of the subscription period.

Revenues from restaurant sales are recognized when payment is tendered at the point of sale. Revenues are presented net of sales taxes. The obligation is included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities.

We recognize a liability upon the sale of our gift cards and recognize revenue when these gift cards are redeemed in our restaurants.

For party rental agreements, we rely upon a signed contract between us and the customer as the persuasive evidence of a sales arrangement. Party rental deposits are recorded as deferred revenue upon receipt and recognized as revenue when the service has been rendered.

Additionally, revenues are recognized net of any discounts, returns, allowances and sales incentives, including coupon redemptions and complimentary meals.

Advertising costs
Advertising costs are anticipated to be expensed as incurred. During the years ended December 31, 2011 and 2010, there were $38,711 and $20,994 in advertising costs included in general and administrative expenses, respectively.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through March 2012 and believes that none of them will have a material effect on the company’s financial position, results of operations or cash flows.

NOTE 2 – INVENTORY

Inventory consisted of the following at:

	December 31,
	2011	2010
Restaurant food and supplies	$14,297	$2,446
Total	$14,297	$2,446

NOTE 3 – FIXED ASSETS

Fixed assets consisted of the following at:

	December 31,
	2011	2010
Leasehold improvements	$958,538	$923,182
Fixtures and equipment	21,887	14,919
Computer software and equipment	9,909	9,909

Property and equipment, total	990,334	948,010
Less: accumulated depreciation	(109,336)	(8,056)
Property and equipment, net	$880,999	$939,954

Depreciation expense was $101,279 and $8,056 for the year ended December 31, 2011 and from inception through December 31, 2010, respectively. Repair and maintenance expenses for the year ended December 31, 2011 and from inception through December 31, 2010 were $19,451 and $5,004, respectively.

NOTE 4 – DEFERRED REVENUE

Deferred revenue consisted of the following at:

	December 31,
	2011	2010
Membership cards	$2,225	$2,053
Party deposits	11,715	2,650
Gift cards	3,001	-
Total	$16,942	$4,703

NOTE 5 – INCENTIVE FROM LESSOR

The Company received $590,000 from the Company’s landlords as construction contributions pursuant to agreed-upon terms in the lease agreements. Landlord construction contributions usually take the form of up-front cash. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements or the landlord construction contributions are recorded as an incentive from lessor. The incentive from lessor is amortized over the life of the lease which is 10 years and netted against occupancy cost.

Amortization of the incentive from lessor was $39,495 and $16,040 for the year ended December 31, 2011 and from inception through December 31, 2010, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

On July 15, 2010, the Company amended its articles of incorporation to increase the authorized capital from 75,000,000 common shares to 1,125,000,000 common shares. Additionally, the Company’s board of directors approved a 15:1 forward stock split with a record date of July 30, 2010. These events have been retroactively applied to these consolidated financial statements. The Company has only one class of stock. All rights and privileges normally associated with stock ownership are vested in that single class of stock.

During the period of inception (April 30, 2010) to December 31, 2010, the member contributed capital of $381,996.

On December 30, 2011, the Company issued 18,289,716 shares in exchange for a 100% interest in GNH, Inc. As part of the Stock Exchange Agreement the former officer, director and shareholder agreed to cancel 47,607,500 shares of common stock of the then existing 52,179,929 shares of common stock. For accounting purposes, the acquisition of GNH by GIGL Inc has been recorded as a reverse merger of a public company, with the exception that no goodwill is generated, and followed up with a recapitalization of GNH based on the factors demonstrating that GNH represents the accounting acquirer. As part of closing of the merger between GNH and GIGL Inc, GNH obtained 100% of the restaurant operations of Giggles N Hugs in Westfield mall in Century City, California. Consequently, the historical financial information in the accompanying consolidated financial statements is that of GNH and the restaurant operations of Giggles N Hugs located in Century City, California. As a result of the Merger, GIGL Inc now owns all of the assets, liabilities and operations of a kid friendly restaurant named Giggles N Hugs in Westfield mall in Century City, California. Additionally, GIGL Inc obtained ownership to all intellectual property rights for Giggles N Hugs facilities in the future.

During the year ended December 31, 2011, the member received a distribution of $282,510.

During the year ended December 31, 2011, the Company issued a total of 572,429 shares of common stock for cash totaling $2,003,500.

As of December 31, 2011, there have been no other issuances of common stock.

NOTE 7 – WARRANTS AND OPTIONS

As of December 31, 2011 and 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company leases its restaurant location under an operating lease, with the remaining term being 10 years. Restaurant leases typically include land and building shells, require contingent rent above the minimum base rent payments based on a percentage of sales ranging from 7% to 10%, have escalating minimum rent requirements over the term of the lease and require various expenses incidental to the use of the property. The lease also has a renewal option, which Century City may exercise in the future. The Company’s current lease provides early termination rights, permitting the Company and its landlord to mutually terminate the lease prior to expiration if the Company does not achieve specified sales levels in certain years.

As of December 31, 2011, the aggregate minimum annual lease payments under operating leases are as follows:

2012	$183,470
2013	188,975
2014	194,644
2015	200,483
2016	206,498
Thereafter	698,676
Total	$1,669,746

Rent expense for the Company’s operating lease was $139,065 and $57,944 for the period during the year ended December 31, 2011 and from inception through December 31, 2010, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

In December 30, 2011, the Company entered into a Stock Exchange Agreement to acquire all the issued and outstanding shares of GNH, Inc. Under the Agreement, the Company issued 18,289,716 shares of its common stock, having an aggregate value of $381,996, in exchange for a 100% interest in GNH, Inc. The value of the shares was attributable to the members’ contribution made under Century City operations from Giggles N Hugs, LLC.

During the year ended December 31, 2011, a member received net distributions from the Company in the total amount of $282,510. The distributions are not expected to be repaid and are considered to be a reduction to additional paid-in capital.

On December 30, 2011, the Company issued 4,000,000 shares of its common stock in connection with the consummation of the merger with GNH, Inc. In exchange, the Company acquired 100% of the outstanding common stock of GNH, Inc.

NOTE 10 – INCOME TAXES

The net income generated from the Century City restaurant operations from Giggles N Hugs, LLC is treated as partnership income for federal and state income tax purposes and does not incur income tax expense for Giggles N Hugs, Inc. because the reverse merger was effectuated on December 30, 2011. Instead, its earnings and losses are allocated to and reported on the individual returns of the member’s tax returns. Accordingly, no provision for income tax is included in the consolidated financial statements.

For the years ended December 31, 2011 and from inception through2010, GNH, Inc incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2011 and 2010, the Company had approximately $220,097 and $124,582 of federal and state net operating losses, respectively. The net operating loss carryforwards, if not utilized, will begin to expire in 2022. The provision for income taxes consisted of the following components for the year ended December 31:

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2011	2010
Deferred tax assets:
Net operating loss carryforwards	77,034	43,603
Valuation allowance	(77,034)	(43,603)
Total deferred tax assets	$-0-	$-0-

The valuation allowance for deferred tax assets as of December 31, 2011 and 2010 was $77,034 and $43,603, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2011 and 2010, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

2011 & 2010

Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%

NOTE 11 – SUBSEQUENT EVENTS

The Company’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and believes there are no further material subsequent events to report, except as noted below.

On February 8, 2012, the Company formed a wholly-owned subsidiary, GNH Topanga, Inc., a California corporation.

On March 23, 2012, GNH Topanga entered into a Lease Agreement with Westfield Topanga Owner, LP, a Delaware limited partnership, to lease approximately 5,900 square feet in the Westfield Topanga Shopping Center. The lease includes land and building shells, provides a construction reimbursement allowance of up to $475,000, requires contingent rent above the minimum base rent payments based on a percentage of sales ranging from 7% to 10% and require other expenses incidental to the use of the property. The lease also has a renewal option, which GNH Topanga may exercise in the future. The Company’s current lease provides early termination rights, permitting the Company and its landlord to mutually terminate the lease prior to expiration if the Company does not achieve specified sales levels in certain years. The lease is expected to commence on November 1, 2012 and expire on April 30, 2022. Upon commencement, the aggregate minimum annual lease payments under operating leases, including amounts characterized as deemed landlord financing payments are as follows:

2013	$212,400
2014	220,896
2015	229,732
2016	238,921
2017	248,478
Thereafter	1,714,073
Total	$2,864,500

On February 23, 2012, the Board of Directors appointed Mr. Sean Richards as Secretary and Chief Officer of Operations of the Company. In connection with the appointment, Mr. Richards will be granted an initial equity award of 50,000 shares of the Company’s restricted common stock, having an aggregate value of $209,500 as of the date of his appointment. Mr. Richard’s annual base salary is $95,000.